                                                     (Exhibit 21)

                      AMERICOLD CORPORATION

                      List of Subsidiaries




                                             Names
                          State of           Under Which
Name                      Incorporation      Does Business
- ----                      -------------      -------------

Americold Services           Delaware        Americold Services
  Corporation                                    Corporation